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                                            EXHIBIT 16

                         LETTER FROM ERNST & YOUNG LLP


October 16, 1995


Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C.  20549



Gentlemen:

We have read Item 4 of Form 8-K dated October 9, 1995, of Poe & Brown, Inc. and are in agreement with the statements contained in the second paragraph of Item
4. We have no basis to agree or disagree with other statements of the registrant contained therein.


                                                          Yours very truly,

                                                          /s/ Ernst & Young LLP
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                                                          Ernst & Young LLP